Exhibit 10.7

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

MANUFACTURING SERVICES AGREEMENT

Between

Knowles Electronics (Suzhou) Co. Ltd.

and

Syntiant Manufacturing (Suzhou) Co., Ltd.

December 27, 2024

This Manufacturing Services Agreement (“Agreement”) is entered into this December 27, 2024 (“Effective Date”) between Syntiant Manufacturing (Suzhou) Co., Ltd. (“Syntiant”) having its place of business at Building #2, No. 20 Chunxing Road, Caohu Street, Suzhou City, China, and Knowles Electronics (Suzhou) Co. Ltd. (“Knowles”), having its place of business at No. 20 Chunxing Road, Caohu Sub‑district, Suzhou.

WHEREAS Knowles has been engaged in the manufacture of MEMS microphones, including the manufacture of the Products (as defined below) for its own use and benefit; and

WHEREAS Syntiant has agreed to provide the Services (as defined below) to Knowles in connection with the manufacture of the Products.

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE I.

DEFINITIONS

In this Agreement, unless the context otherwise requires:

Section 1.01 “Affiliates” means, with respect to any person, any other person, now or in the future, directly or indirectly, controlling, controlled by, or under common control with such person, provided, that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

Section 1.02 “Confidential Information” means trade secrets, know‑how, inventions (whether patentable or not), ideas, improvements, materials, data, specifications, drawings, processes, results, and formulae and all other confidential business, technical and financial information of that one party (the “Disclosing Party”) provides to the other party (the “Receiving Party”) hereunder that is either indicated to be proprietary or confidential information of the Disclosing Party or which by its nature the Receiving Party would reasonably deem to be proprietary or confidential, regardless of any marking to such effect and whether in written, oral, graphic or electronic form.

Section 1.03 “Delivery Date” means the date for delivery of the Products by Syntiant to Knowles, as specified in the applicable Purchase Order for such Products.

Section 1.04 “Engineering Change” means any change initiated by Knowles or Syntiant to the Specifications, the Services, or the Processing Facility.

Section 1.05 “Forecast” means a Product projection provided by Knowles to Syntiant in writing in accordance with this Agreement.

Section 1.06 “Intellectual Property Rights” means, collectively, all past, present and future intellectual property, industrial and proprietary rights and related priority rights of any kind, whether registered or unregistered, and whether protected, created or arising under the Laws of the

U.S., any state, any other country or jurisdiction, or international treaty regime or convention, including all rights, title and interests in and to any of the following: (a) patents, patent applications, and other industrial property rights; (b) copyrights, mask work rights, and other rights associated with works of authorship; (c) trade secret rights; (d) rights in trademarks and trade names and similar rights and any goodwill associated therewith; and (e) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature, in each case under the laws of any jurisdiction, including rights under and with respect to all applications, registrations, extensions, renewals, continuations, combinations, divisions, and reissues of the foregoing.

Section 1.07 “Inventory” means all parts, components, work in progress, and other materials that are specifically required for the provision of the Services and delivery of Products to Knowles; “Inventory” also means finished Products not yet delivered to Knowles.

Section 1.08 “Lead‑time(s)” means the minimum period of time between the date of a Purchase Order and the Delivery Date needed to process particular·Product(s).

Section 1.09 “Mandatory Engineering Change” means an Engineering Change required to satisfy requirements of applicable law, rules or regulations, including safety and environmental regulations.

Section 1.10 “MEMS Release” means the entire process of processing a MEMS wafer through the “MEMS Semi Finished Goods Release Process” for a MEMS microphone as set forth in Attachment 1.

Section 1.11 “Obsolete” means parts, components and other materials which as of a particular date have zero demand and/or are anticipated to have zero demand within ninety (90) days thereafter, based on the current Forecast in effect as of such particular date, and which are not associated with Products currently manufactured by Syntiant on its own behalf.

Section 1.12 “Processing Facility” means Syntiant’s facility located at Suzhou, China.

Section 1.13 “Product(s)” means MEMS wafers that have been processed by Syntiant in accordance with this Agreement.

Section 1.14 “Purchase Order” means a written authorization by Knowles to Syntiant authorizing the shipment of Products.

Section 1.15 “Raw Materials” means the MRO and other materials that are needed by Syntiant to provide the Services for Knowles.

Section 1.16 “Semiconductor Company” means any company engaged in the design, development and/or fabrication of semiconductors or semiconductor devices;·provided, however, that (a) [***] and (b) no private equity or other similar sponsor, or any of their managed funds or other Affiliated entities shall be deemed to be a Semiconductor Company by virtue of the fact that it is Affiliated with a portfolio company that is a Semiconductor Company.

Section 1.17 “Services” means the MEMS Release services and other services described in Attachment 1 that are to be performed by Syntiant pursuant to the terms of this Agreement whereby Syntiant is able to provide the Products to Knowles.

Section 1.18 “Specifications” means the then‑current standard, as agreed by the parties in writing, for the condition of the Products.

ARTICLE II.

SERVICES TO BE PROVIDED BY SYNTIANT

Section 2.01 Services. Subject to and in accordance with the terms and conditions of this Agreement, Syntiant will provide the Services to Knowles in accordance with the applicable Specifications. Syntiant will perform the Services at the Processing Facility, and may not subcontract the Services to any third party without the prior written consent of Knowles. Syntiant shall, at its own responsibility and cost, purchase or procure all necessary materials, parts and components required by it to provide the Services under this Agreement.

ARTICLE III.

FORECASTS; PURCHASE ORDERS

Section 3.01 Knowles will submit to Syntiant on a rolling monthly basis a Forecast of its demand for Products for the following twelve (12) months with the first three (3) months of each Forecast binding upon the parties; provided, however, that Raw Material lead time changes implemented by suppliers will require changes to the length of the binding Forecast, which changes will be agreed to during good faith discussion between the Parties. Syntiant agrees to allocate production capacity and raw materials sufficient to provide the Services and deliver the Products in accordance with the Forecasts, subject to applicable Lead‑times.

Section 3.02 Knowles shall submit Purchase Orders from time to time for the Products to be provided by Syntiant. Such Purchase Orders shall include, among other things, the quantity and requested delivery dates of Products to be delivered by Syntiant.

Section 3.03 All Purchase Orders for Products placed by Knowles hereunder shall be governed by the terms and conditions of this Agreement. Any pre‑printed or other terms and conditions on Knowles Purchase Orders, Syntiant’s Purchase Order acknowledgments, Product quotations or other written communications, shall be null and void, regardless of execution of any such document by one or both parties.

Section 3.04 Non‑Exclusivity. Nothing in this Agreement shall prevent Knowles from performing itself, or procuring from other sources, services that are like or comparable to the Services.

ARTICLE IV.

TERM OF AGREEMENT

Section 4.01 The initial term of this Agreement shall be three (3) years from the Effective Date (the “Initial Term”) unless terminated earlier pursuant to the provisions of Article XV hereof. This Agreement shall automatically be renewed thereafter for successive terms of one (1) year

(each, a “Renewal Term” and together with the Initial Term, the “Term”) unless and until either party notifies the other in writing at least one hundred eighty (180) calendar days prior to the expiration of the Initial Term or applicable Renewal Term that it does not wish to renew. Any such non‑renewal shall be effective on the applicable anniversary of the Effective Date.

ARTICLE V.

PRICING, PAYMENT TERMS AND CREDIT LEVEL

Section 5.01 Knowles agrees to pay the prices for the Products and the Services as set forth in Attachment 1 (the “Prices”), as may be adjusted from time to time in accordance with the express terms of this Agreement, including Attachment 1. Such Prices shall be exclusive of all applicable taxes.

Section 5.02 Syntiant will invoice Knowles on a shipment‑by‑shipment basis for all Products and Services purchased by Knowles hereunder, provided, that each invoice identifies only one Purchase Order number. All invoices issued by Syntiant will identify the applicable Products, Purchase Order number, packing slip number, Purchase Order item number, Knowles part number, per unit Product price and quantity of items shipped. Syntiant shall issue invoices for the attention of Knowles’ accounts payable department. Unless otherwise agreed by Knowles and Syntiant in writing, invoices pertaining to each applicable Purchase Order shall be mailed on the applicable Delivery Date.

Section 5.03 Payment shall be in United States Dollars, unless otherwise expressly agreed by the parties. Syntiant shall use Automatic Clearing House or wire transfer for receipt of all payments by Knowles. Knowles shall be entitled at any time to set off any and all amounts owing to it by Syntiant against amounts payable by Knowles to Syntiant. The terms of payment by Knowles shall be net forty‑five (45) days from date of invoice. Should Knowles fail to fulfill its payment obligations under this Article V for a period of ten (10) business days after receipt of notice from Syntiant of such failure to pay, Syntiant reserves the right to suspend performance of the Services and delivery of the Products and hold the Products until the terms of this Article V are met.

Section 5.04 Notwithstanding anything to the contrary, in the event of a reasonable dispute regarding Product acceptance by Knowles, including due to non‑compliance of the Services with the Specifications or discrepancies in invoices submitted by Syntiant, Knowles shall have the right to withhold payment of any disputed amounts owed under any invoices impacted pending resolution of the dispute. Knowles shall pay all undisputed invoiced amounts per the terms of this Agreement. Knowles will notify Syntiant in writing of any discrepancies or disputed amounts contained in any invoices within twenty (20) days of receipt of such invoice. Where any such dispute is not resolved in ten (10) business days of notice by Knowles or a longer period mutually agreed upon in writing by the parties, unless Knowles elects to pay the amount in dispute, Syntiant may suspend performance of the Services and delivery of Products, pending resolution of the dispute.

Section 5.05 Knowles shall be responsible for and shall pay any applicable, separately‑itemized and invoiced sales, use, excise or similar taxes, including value added taxes and customs duties due on the provision of the Services and the importation and delivery of Products to Knowles, excluding any taxes based on Syntiant’s income. All such taxes shall be determined based upon the final shipment designation of the items identified on the invoice. Nothing herein shall preclude Knowles from contesting the applicability or payment of any such tax. Knowles’ failure or refusal to pay any such tax shall not be deemed a default under this Agreement. Syntiant shall cooperate with Knowles to the extent reasonably requested to minimize the imposition of transfer taxes. In the event that Knowles is required under applicable tax laws to withhold taxes imposed upon Syntiant for any payment under this Agreement, then such payments will be made by Knowles on behalf of Syntiant by deducting them from the payment then due to Syntiant and remitting such taxes to the proper authorities on a timely basis. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Syntiant. Knowles agrees to provide Syntiant with official documentation and/or tax receipts on such withholding payments as may be reasonably required by Syntiant for its tax records.

Section 5.06 Syntiant Initiated Engineering Change. Syntiant agrees not to make any Engineering Changes without Knowles’ prior written approval in its sole discretion on a case‑by‑case basis. Syntiant will give Knowles prior written notice of not less than 90 (ninety) calendar days of any Engineering Changes proposed by Syntiant (each, a “Syntiant Initiated Engineering Change”). Syntiant will provide Knowles information describing the proposed Syntiant Initiated Engineering Change in sufficient detail so as to allow Knowles to properly evaluate the impact of the proposed Syntiant Initiated Engineering Change. If the parties agree in writing upon the proposed Syntiant Initiated Engineering Change, the parties will work together on a mutually‑agreed upon plan to implement the Syntiant Initiated Engineering Change and how to handle any costs to implement the Syntiant Initiated Engineering Change. Syntiant shall be responsible for all costs related to Inventory obsolescence and additional set‑up costs relating to any Syntiant Initiated Engineering Changes. Knowles will reasonably cooperate with Syntiant to minimize such costs.

Section 5.07 Knowles‑Initiated Engineering Change: In the event that Knowles requests any Engineering Change (each, a “Knowles Initiated Engineering Change”), Knowles will: (a) submit all Knowles Initiated Engineering Change requests to Syntiant in writing; and (b) provide reasonable details regarding (i) why the Knowles Initiated Engineering Change is required, and (ii) requested time frame for implementation. Syntiant will provide Knowles with estimated NRE and unit price impacts that will result from such Knowles Initiated Engineering Change. The parties will discuss and agree upon any necessary changes to the Specifications, the Services or the Processing Facility to enable the Knowles Initiated Engineering Change. Syntiant may not unreasonably withhold consent to a request for a Knowles Initiated Engineering Change. Syntiant will not implement any Knowles Initiated Engineering Changes without approval from Knowles. Any NRE and unit price impacts arising out of a Knowles Initiated Engineering Change shall be borne by Knowles.

Section 5.08 Notwithstanding Sections 5.06 and 5.07, for any Engineering Change that is a Mandatory Engineering Change, the party that becomes aware of such Mandatory Engineering Change will promptly notify the other party, and the parties will work together on a mutually‑agreed upon plan to implement the Mandatory Engineering Change and how to handle any costs to implement the Mandatory Engineering Change. No Engineering Change will be implemented until all necessary product qualification is received.

Section 5.09 Subject to the foregoing, Knowles and Syntiant will mutually agree prior to the implementation of any requested Engineering Changes who will pay for any NRE charges resulting from the requested Engineering Changes. In the event that any Engineering Change is implemented and results in a change in the price of, or time required for, providing the Services and/or delivering the Products, Knowles and Syntiant will mutually agree in writing in advance to any appropriate adjustments to the Price and/or Delivery Date, as applicable, that result from the implementation of such Engineering Change.

Section 5.10 Knowles shall at all times maintain a credit level sufficient to cover anticipated accounts payable for the Products and the Services provided at then current pricing. Knowles shall provide documents and information reasonably requested by Knowles for purposes of evaluating creditworthiness including, but not limited to, credit applications and audited financial statements. Any decision to extend or maintain credit shall be at Syntiant’s discretion.

ARTICLE VI.

PRODUCT AND PRODUCTION SCHEDULE CHANGES; LIABILITY FOR INVENTORY

Section 6.01 In addition to Knowles’s obligations under Section 3.01, Raw Materials held by Syntiant or properly placed on order by Syntiant with suppliers in accordance with standard industry procurement practices regarding procuring material at appropriate lead times to support Purchase Orders and/or Forecasts issued by Knowles, that are subject to Minimum Purchase Quantity (MPQ) requirements shall be Knowles’s responsibility in the event of any Knowles Issued Engineering Change Orders and Mandatory Engineering Change, and Knowles must reimburse Syntiant therefor.

Section 6.02 Knowles agrees that Inventory held by Syntiant may become excess or Obsolete in the event of any changes in Purchase Order and/or Forecasts schedules, cancellation of Purchase Orders and/or Forecasts, the absence of Purchase Orders due to end of life of a Product, and variation and/or termination of this Agreement. The Parties agree to discuss in good faith the extent to which either Party will be responsible for such Inventory.

ARTICLE VII.

AUDIT AND INSPECTION RIGHTS

Section 7.01 Knowles shall have the right to perform an audit and inspection of the Processing Facility and relevant books, records and other documentation to verify Syntiant’s compliance with this Agreement, including an audit and inspection of delivery and performance, upon advance notice to Syntiant. Any such audit and inspection shall be conducted during normal working hours upon reasonable advance written notice to Syntiant, no more than once per calendar year during the Term. In the event an inspection of the Processing Facility reveals any deficiency, Syntiant shall promptly take action to remedy such deficiency.

Section 7.02 Syntiant acknowledges that Knowles may be required, under its agreements with its customers or under applicable laws and regulations, to allow such customers or regulatory entities to inspect the Processing Facility for quality assurance purposes. Syntiant agrees, upon receipt of reasonable advance written notice of such a visit, to permit such inspections for such purposes. Such visits shall be conducted during normal working hours at the Processing Facility. While visiting the Processing Facility, Knowles’ customers will be required at all times to comply with Syntiant’s reasonable safety and security policies. Knowles agrees to accompany any customers or regulatory personnel and to supervise any such customers or regulatory personnel while at the Processing Facility.

ARTICLE VIII.

LIMITED WARRANTY, YIELD LOSS PROCESS, AND LIMITATIONS OF DAMAGES

Section 8.01 Each party each hereby represents and warrants to the other party that: (a) it is duly organized and validly existing under the laws of the state or country of its incorporation and has full power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; (c) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and (d) execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

Section 8.02 Syntiant represents and warrants that the Products will conform to the Specifications for a period of twenty‑four (24) months following delivery (the “Product Warranty”).

Section 8.03 Warranty Exclusion. The Product Warranty does not apply to (a) defects resulting from Knowles’ or its Affiliates’ design of the Products, (b) defects resulting from Products used in violation of written procedures or instructions furnished by Syntiant and previously approved by Knowles, (c) defects to the extent attributable to materials supplied by or on behalf of Knowles or its Affiliates, (d) defects to the extent attributable to any services that are not the Services or part of the process for manufacturing the Products that is not the MEMS Release process, and (e) Products that have been abused, damaged, altered, misused or improperly installed, handled, stored, modified or repaired by any person or entity after delivery to Knowles. Notwithstanding anything else in this Agreement, Syntiant assumes no liability for or obligation related to the performance, accuracy, failure to meet Specifications or defects, in each case, of or due to tooling, designs or instructions produced or supplied by Knowles.

Section 8.04 Warranty Remedy. Upon any failure of the Services to comply with the Product Warranty, Syntiant’s sole obligation, and Knowles’s sole remedy, is for Syntiant, at its option, to promptly re‑perform or issue a credit for such Services, and provide any repaired or replaced Product to Knowles freight pre‑paid. In order to obtain service under the Product Warranty, Knowles shall deliver the non‑conforming Product to Syntiant. Syntiant shall be responsible for any delivery costs associated with the return of the non‑conforming Product to Syntiant’s location. Under the Product Warranty, Syntiant will reperform the Services and provide Knowles with repaired or replaced Product within a targeted seven (7) calendar days of receipt of a defective Product from Knowles and a failure analysis report within fourteen (14) calendar days of receipt of a defective Product. If a Service is not reperformed and/or a Product is not repaired or replaced within thirty (30) calendar days of receipt of a defective Product by Syntiant, Knowles reserves the right to receive full credit for the value of the Product.

Section 8.05 IT IS UNDERSTOOD BY AND BETWEEN THE PARTIES THAT THERE ARE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS IN THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS ARTICLE VIII, AND SYNTIANT HEREBY EXPRESSLY WAIVES ALL OTHER REPRESENTATIONS, WARRANTIES, CONDITIONS AND REMEDIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHERS ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

Section 8.06 Syntiant further represents and warrants to Knowles as follows:

(a)
The Services shall be provided by Syntiant in a professional, workmanlike and timely manner.
(b)
Syntiant shall (i) comply with all applicable laws and regulations in providing the Services; and (ii) at all times refrain from engaging in any illegal, unfair, deceptive or unethical business practice whatsoever with respect to the performance of its obligations under this Agreement.
(c)
The Processing Facility shall be ISO 9002 certified and Syntiant shall promptly notify Knowles should there be any change in the certification status. Syntiant will inform Knowles about any major findings from ISO audits within ten (10) business days of Syntiant’s receipt of the ISO audit report and will notify Knowles when it has corrected all findings. The parties shall identify a standard quality reporting method of quality data and process response mechanisms which will be provided to Knowles on an ongoing basis.
(d)
Syntiant has been granted or issued, and will continue to maintain in good standing, at its own expense, all licenses, permits, certifications and other governmental approvals required for the performance of its obligations under this Agreement, including, without limitation for the storage, handling, and disposal of all materials or hazardous waste used by Syntiant in the performance of this Agreement. At the request of Knowles, Syntiant shall furnish evidence reasonably satisfactory to Knowles that all such licenses, permits, certifications and approvals have been obtained and remain in effect. Syntiant has implemented programs necessary to monitor and maintain all required licenses and permits and to prevent releases of the material to the environment. Syntiant’s employees shall have been trained to properly, safely, and legally (in accordance with all applicable local, state, and federal laws and regulations) handle hazardous material and wastes. Syntiant shall notify Knowles in writing, immediately upon discovery of any regulatory action taken or initiated against Syntiant if such action relates to or arises out of this Agreement, if in Syntiant’s reasonable judgment the action may impact Syntiant’s ability to provide the Services and/or deliver the Products. Regulatory compliance and management of Syntiant’s facilities and processes is strictly the responsibility of Syntiant and Knowles has no express or implied responsibility for the same.

Section 8.07 All Products are subject to Knowles’ inspection and test at Knowles’ facility before final acceptance. Knowles shall have fifteen(15) business days following delivery to perform all inspections and testing, failing which such Products shall be deemed to be accepted. If the provision of any Services hereunder fails to conform to the Specifications, within fifteen (15) business days after Knowles’ receipt of the applicable Product at its own facilities, Knowles shall notify Syntiant of such failure and Syntiant shall, within thirty (30) calendar days either reperform, or issue a credit, at its option, in accordance with the Product Warranty remedy set out in Section 8.04 above of this Agreement. Knowles reserves the right to reject any entire lot of Product based on the results of the Knowles inspection and testing in accordance with this Section 8.07. In the event of the rejection by Knowles of an entire lot of Product in accordance with this Section 8.07, Knowles and Syntiant will mutually agree to a screening plan to be carried out at the Knowles facility and, at Syntiant’s expense, for any Product or lot of Product rejected by Knowles on the basis of non‑conformance of the Services to the Specifications. Syntiant’s warranty and Knowles’ remedies for any rejected Products will be in accordance with the terms established in this Agreement.

Section 8.08 Knowles shall have the right, but not the obligation, to perform or have performed Services qualifications and/or on‑site inspections and acceptance testing at the Processing Facility at a mutually agreed date and time. Syntiant shall reasonably cooperate with Knowles in that regard. Syntiant shall provide Knowles’ inspectors with reasonable facilities and assistance at no additional charge.

Section 8.09 EXCEPT FOR LIABILITY ARISING UNDER ARTICLES XIII AND XIV, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTY’S ENTIRE LIABILITY AND RESPONSIBILITY IN RESPECT OF ANY CLAIMS, DEMANDS, ACTIONS, LOSSES, DAMAGES, COSTS OR EXPENSE ARISING FROM OR RELATED TO THIS AGREEMENT, OR THE DEVELOPMENT, DELIVERY, PROVISION, USE OR PERFORMANCE OF THE SERVICES AND THE PRODUCTS PROVIDED UNDER THIS AGREEMENT, SHALL BE LIMITED IN THE AGGREGATE TO DAMAGES NOT EXCEEDING THE AMOUNT PAID BY KNOWLES TO SYNTIANT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEEDING THE EVENT GIVING RISE TO THE RELEVANT CLAIM HEREUNDER. EXCEPT FOR LIABILITY ARISING UNDER ARTICLES XIII AND XIV, WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONTINGENT LOSSES OR DAMAGES ARISING UNDER THIS AGREEMENT, INCLUDING LOSS OF REVENUE, PROFIT, PROPERTY OR USE, OR FAILURE TO REALIZE EXPECTED SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE PROVISIONS OF THIS SECTION 8.09 SHALL APPLY IN RESPECT OF ANY CLAIMS, DEMANDS, ACTIONS, LOSSES, DAMAGES, COSTS OR EXPENSE OF KNOWLES OR ANY OTHER PERSON OR ENTITY,

WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE NAMES, INDUSTRIAL DESIGNS, TRADE SECRETS OR OTHER SUCH RIGHTS, BREACH OF A FUNDAMENTAL TERM, FUNDAMENTAL BREACH OR OTHERWISE, PROVIDED, THAT THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY TO ANY DAMAGES ARISING FROM OR RELATING TO CLAIMS OF PERSONAL INJURY, DEATH, GROSS NEGLIGENCE, OR FRAUD. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL ELEMENT OF THE AGREEMENT BETWEEN THE PARTIES AND THAT IN THE ABSENCE OF SUCH LIMITATIONS THE PRICING AND OTHER TERMS SET FORTH IN THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

Section 8.10 Knowles further represents and warrants to Syntiant that Knowles shall (i) comply with all applicable laws and regulations in complying with the terms of this Agreement; and (ii) at all times refrain from engaging in any illegal, unfair, deceptive or unethical business practice whatsoever with respect to the performance of its obligations under this Agreement.

Section 8.11 In the event that line yield losses for wafers on which Syntiant provides Services exceed three percent (3%) during any calendar quarter, the Parties agree to discuss in good faith the cause(s) of the exceedance and the extent to which either Party will be responsible for such exceedance, including, but not limited to, the costs and/or expenses related to the re‑work or scrapping of the wafers.

ARTICLE IX.

SCHEDULE OF DELIVERIES / ORDER REQUIREMENTS / FORECAST

Section 9.01 Knowles will place Purchase Orders providing adequate Lead‑times from date of Purchase Order placement to the required Delivery Date taking into consideration current Lead‑times, as reported to Knowles in accordance with Section 9.02.

Section 9.02 Syntiant will provide Knowles a current Product Lead‑time report on a monthly basis.

Section 9.03 Issuance and Acceptance. Within one business day of Syntiant’s receipt of a Purchase Order, Syntiant shall expressly acknowledge receipt of the Purchase Order, provided, that Syntient’s failure to provide such acknowledgement shall not diminish Syntiant’s obligations with respect to such Purchase Order. Syntiant shall notify Knowles of acceptance of Purchase Orders by telephone, email, or facsimile (and promptly confirm in writing) within five (5) business days after receipt of Knowles’ Purchase Order. Syntiant shall accept all Purchase Orders that are issued in accordance with the Lead‑time, Price and the then‑current Forecast; any Purchase Orders for volumes above the then‑current Forecast must be mutually agreed to by the Parties, with Syntiant making commercially reasonable efforts to accept volumes in excess of the Forecast. If Syntiant is unable to accept any Purchase Order, Syntiant shall advise Knowles of the reason why delivery dates cannot be met or reasons for non‑acceptance of any such other terms.

Section 9.04 Ability to Reschedule and Cancel. Upon acceptance and acknowledgement of Knowles’ Purchase Orders by Syntiant in accordance with Section 9.03, Syntiant will be obligated to provide the Services and deliver the Products to Knowles, and Knowles will be obligated to buy from Syntiant the Services and the Products set forth in the Purchase Orders in accordance with the terms thereof. In the event that Knowles’ actual demand exceeds its Forecast, resulting in Syntiant incurring additional material costs to provide the Services and deliver the Products, Knowles shall issue a separate Purchase Order to cover such additional material costs, provided, that (a) Syntiant will exercise all reasonable commercial efforts to minimize any additional costs and will document to Knowles all such additional costs; and (b) Syntiant receives Knowles’ written authorization prior to incurring such charges.

Section 9.05 In the event of any Knowles Initiated Engineering Changes or any similar orders or notices requiring any change in the Services and/or the Products listed in any Purchase Orders that affect the Delivery Date, Knowles and Syntiant will mutually agree in writing in advance to any appropriate adjustments to the Delivery Date that result from the implementation of such Knowles Initiated Engineering Change, prior to completion thereof. All assembled and work in process Product requiring treatment by this Knowles Initiated Engineering Change Order will be considered rework. Any rework charges will be calculated by Syntiant and will be negotiated in good faith by the parties, and Syntiant will execute such rework upon receipt of a rework Purchase Order from Knowles.

Section 9.06 All Products shall be packaged and prepared for shipment in a manner that (a) follows the requirements set forth in the Specifications, (b) follows good commercial practice, (c) is acceptable to common carriers for shipment, (d) is adequate to ensure safe arrival, and (e) is labeled per Knowles’ reasonable requirements as provided and as updated by Knowles from time to time. Syntiant shall mark the outside of each shipment with the applicable Syntiant part numbers and any necessary lifting and handling information. Each shipment shall be accompanied by a packing slip, which will include Knowles’ part numbers and Purchase Order number, Syntiant’s part number and the quantity of Products shipped. Syntiant will properly label all shipping documents with the customs classification codes supplied by Knowles.

Section 9.07 Delivery shall be made EXW (Incoterms 2020) in accordance with the Delivery Date set forth in Knowles’ Purchase Order as agreed to by Syntiant. Syntiant shall immediately notify Knowles in writing of any anticipated delay in meeting the Delivery Date, stating the reasons for the delay.

ARTICLE X.

SPECIAL REQUIREMENTS

Section 10.01 Knowles and Syntiant will conduct regular Business Review meetings at an agreed upon location with a mutually agreed upon agenda.

Section 10.02 Knowles and Syntiant agree to the following process regarding the escalation of unresolved issues.

(a)
Syntiant’s path of escalation within Knowles will be as follows:
(i)
Quality Manager at KEM1

(ii)
General Manager of KEM1
(iii)
Vice President of Supply Chain
(b)
Knowles’ progress of escalation within Syntiant will be as follows:
(i)
Quality Manager at Syntiant China Manufacturing
(ii)
General Manager at Syntiant China Manufacturing
(iii)
Chief Operating Officer

ARTICLE XI.

[INTENTIONALLY LEFT BLANK.]

ARTICLE XII.

ASSIGNMENT

Section 12.01 Knowles may not assign its rights or obligations under this Agreement without the prior written consent of Syntiant, which consent may not be unreasonably withheld, conditioned or delayed, provided that Knowles may assign this Agreement without consent to any of its Affiliates or to any successor‑in‑interest pursuant to a merger, acquisition, corporate reorganization, or sale of all or substantially all of Knowles’ assets.

Section 12.02 Syntiant may not assign its rights or obligations under this Agreement without the prior written consent of Knowles, which consent may not be unreasonably withheld, conditioned or delayed, provided that Syntiant may transfer or assign this Agreement or any rights or obligations hereunder, in whole (but not in part), by operation of law or otherwise, (a) on prior written notice to Knowles, to an Affiliate of Syntiant, or (b) to an acquirer of all or substantially all of Syntiant’s or its Affiliates’ business or all or substantially all of the assets of Syntiant or its Affiliates to which this Agreement relates (including upon a change of control of Syntiant or any Syntiant Affiliate(s) that directly or indirectly own the assets to which this Agreement relates), provided, that, with respect to subsection (b), in the case of any such transfer or assignment prior to the third (3rd) anniversary of the date hereof, such assignment or transfer will require Knowles’ prior written consent unless such assignee is a Semiconductor Company, in which case no consent is required. [***] For clarity, nothing in this Section 12.02 shall restrict a change of control of Syntiant or any Syntiant Affiliate(s) that does not result in an assignment or transfer of this Agreement. If there is more than one transfer or assignment prior to the third (3rd) anniversary of the date hereof, the requirements for Knowles’ prior written consent for each such transfer or assignment shall survive each such transfer or assignment and shall continue to apply to each such transfer or assignment during such three (3) year period.

Section 12.03 Any purported assignment or delegation in violation of this Article XII will be null and void. No assignment or delegation will relieve the assigning party of any of its obligations under this Agreement. This Agreement is binding upon and inures to the benefit of the parties and their respective permitted successors and assigns.

ARTICLE XIII.

INDEMNIFICATION

Section 13.01 Knowles agrees to indemnify, defend and hold harmless Syntiant, its Affiliates and their respective directors, officers, agents, and employees, against any and all losses including without limitation claims, damages, losses, liabilities, costs, expenses and reasonable attorneys’ fees and legal costs (collectively, “Losses”) which arise out of or relate to a third party claim (each, a “Claim”) (a) resulting from defects directly arising out of any tooling, designs or instructions produced or supplied by Knowles; and (b) alleging that any tooling, designs or instructions produced or supplied by Knowles infringes upon, misappropriates or violates any Intellectual Property Rights of a third party, in each case, except as to the extent of Syntiant’s obligations under Section 13.02.

Section 13.02 Syntiant agrees to indemnify, defend and hold harmless Knowles, its Affiliates and their respective directors, officers, agents, and employees, against any Losses which arise out of or relate to a Claim alleging (a) Syntiant’s failure to comply with any applicable local, state, federal, and foreign laws and regulations in the performance of Syntiant’s obligations under this Agreement and (b) that the Services infringe upon, misappropriate or violate any Intellectual Property Rights of a third party.

Section 13.03 An indemnified party under this Article XIII (an “Indemnified Party”) shall promptly notify the indemnifying party (the “Indemnifying Party”) of any Claims in respect of which the Indemnified Party is seeking indemnification and give the Indemnifying Party control over the defense or settlement of such Claim, provided, however, that (a) the failure to provide prompt notice shall not relieve the Indemnifying Party of its indemnity obligations hereunder; and (b) the Indemnified Party shall have the right to participate in the defense of such Claim at its expense. The Indemnifying Party shall employ counsel reasonably acceptable to the Indemnified Party in the defense and/or settlement of such Claim at the expense of the Indemnifying Party. The Indemnifying Party shall not settle, or consent to any entry of judgment with respect to, any such Claims without obtaining either (i) an unconditional release of the Indemnified Party (and its officers, directors, employees and agents) from all liability with respect to such Claims; or (ii) the prior written consent of the Indemnified Party. The Indemnified Party will reasonably cooperate with the Indemnifying Party in connection with the defense of any Claims at the Indemnifying Party’s expense.

ARTICLE XIV.

PROTECTION OF INTERESTS

Section 14.01 Each party, in its capacity as a Receiving Party, shall, during the term of this Agreement and for a period of three (3) years thereafter, keep in confidence all of the Confidential Information received by it from or on behalf of the Disclosing Party. A Receiving Party shall not use, disclose or grant use of any such Confidential Information other than as may be expressly permitted under the terms of this Agreement or by a separate written agreement signed by the Disclosing Party. To the extent that disclosure to a third party is authorized by this Agreement, a Receiving Party will obtain prior written agreement from such third party to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those expressly permitted by this Agreement. A Receiving Party shall use at least the same standard of care as it uses to protect its own information of comparable importance to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons, and in no event less than reasonable care. A Receiving Party shall not disclose the Confidential Information to any person or entity other than its Affiliates, and its and their officers, employees, and consultants who need access to such Confidential Information in order to perform the Receiving Party’s obligations under this Agreement. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of such Confidential Information.

Section 14.02 Confidential Information will not include any information that: (a) is or becomes publicly known without fault or breach on the part of the Receiving Party; (b) the Receiving Party obtains from a third party without breach of a nondisclosure obligation and without restriction on disclosure; (c) is already known to the Receiving Party prior to its disclosure by the Disclosing Party or (d) was developed independently by the Receiving Party without any use of the Disclosing Party’s Confidential Information. In addition, the Receiving Party may disclose Confidential Information to the extent required by law, rule, statutory or regulatory provision, or court order, provided, however, that, (i) to the extent legally permissible, the Receiving Party provides notice thereof to the Disclosing Party, as soon as practicable prior to such disclosure; and (ii) the Receiving Party reasonably cooperates with the Disclosing Party in seeking a protective order, confidential treatment, or taking other measures to oppose or limit such disclosure. The Receiving Party shall not release any more of the Disclosing Party’s Confidential Information than is necessary to comply with such requirement.

Section 14.03 Upon request of the Disclosing Party, copies and embodiments of the Disclosing Party’s Confidential Information shall be promptly destroyed or returned to the Disclosing Party by the Receiving Party, unless, in the case of Syntiant’s Confidential information, Knowles reasonably requires such copies of Syntiant’s Confidential Information to support existing customers.

Section 14.04 All Intellectual Property Rights owned by a Party prior to the Effective Date will remain the sole property of such Parties. Each Party shall, during the term of this Agreement and at all times thereafter, keep in confidence all of the Intellectual Property Rights received by it from the other Party.

ARTICLE XV.

RIGHT TO TERMINATE

Section 15.01 In the event that either party is in material breach of any of its obligations under this Agreement, then the other party may give written notice of such breach to the defaulting party and request remedy of such breach. If the party in breach fails to remedy such breach within thirty (30) calendar days after the date of the notice, then this Agreement may be terminated immediately by written notice of termination given by the complaining party.

Section 15.02 Either party may terminate this Agreement by written notice to take effect immediately upon receipt thereof by the other party in the event that the party receiving notice has become bankrupt or insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the party are instituted, or Knowles has attempted to assign any part of the rights granted to it under this Agreement without prior written consent of Syntiant.

ARTICLE XVI.

EFFECT OF TERMINATION

Section 16.01 Upon termination or expiration of this Agreement:

(a)
Knowles shall within thirty (30) days thereafter pay to Syntiant all undisputed invoices due and owing pursuant to this Agreement, including without limitation, for any Services provided and Products delivered.
(b)
At the option of Knowles, and provided that Knowles is not otherwise in default under this Agreement and has made the payments required under Section 16.01(a) and is otherwise not in breach of this Agreement, Syntiant shall fulfill all outstanding Purchase Orders placed with Syntiant in accordance with the terms of this Agreement and shall continue to provide the Services and deliver the Products thereunder as contemplated under this Agreement.
(c)
Promptly after the later of the termination or expiration of this Agreement and the fulfilment of the ongoing arrangement referred to in Section 16.01(b) each party shall promptly cease to use and destroy or return to the other party all Confidential Information provided by the other party, including all copies thereof, unless, in the case of Syntiant’s Confidential Information, Knowles reasonably requires such copies of Syntiant’s Confidential Information to support existing customers all Confidential Information provided to it by the other party pursuant to the provisions of this Agreement.

Section 16.02 The following Sections shall survive the expiration or termination for any reason of this Agreement: 1, 8, 13, 14, 16, 18, 19 and 20, together with any payment obligations accrued prior to such expiry or termination.

ARTICLE XVII.

FORCE MAJEURE

Section 17.01 Neither of the parties shall be liable for any failure or omission in the performance of any provision of this Agreement, if failure is caused by or shall arise directly or indirectly, from acts of God, government orders, legislation, or regulations, embargoes, fire, storm, floods, strikes, labor trouble, wars, riots, or other contingencies beyond the reasonable control of the applicable party. Syntiant shall, however, give prompt notice to Knowles in the event of the occurrence of any of the above contingencies that Syntiant expects will delay the performance of the Services and/or delivery of the Products in a timely manner. Any notice from Syntiant shall include its estimate as to the expected period of delay. Upon receipt of such notice or upon Syntiant becoming aware of the occurrence of any of the above contingencies which Syntiant reasonably expects will delay the performance of the Services and/or the delivery of the Products or any part thereof, Knowles shall be free to obtain some or all of the Products without delay and without penalty that are expected to be the subject of delay from other suppliers during such period notwithstanding its obligations under this Agreement.

ARTICLE XVIII.

ARBITRATION

Section 18.01 Except matters relating to collection of monies owed by either party to the other, pricing of items, or compliance with Specifications, the parties agree that any dispute involving any matter arising under this Agreement shall be resolved by binding arbitration held in the state of California, in accordance with the rules of the American Arbitration Association. Such arbitration shall commence within six (6) months of said dispute. To the extent that the dispute is not subject to resolution through arbitration, the parties hereby agree that a lawsuit may only be brought in the appropriate Federal or California State Court located in Orange County, California, having jurisdiction over the subject matter of the dispute or matter. The parties hereby consent to the exercise of personal jurisdiction by any court with respect to any such proceeding.

ARTICLE XIX.

NOTICE

Section 19.01 Any notice, demand or other communication required or permitted to be given for the purposes of this Agreement shall be in writing and shall be sufficiently given if (x) personally delivered to an officer of the receiving party, (y) sent by courier or registered letter to the receiving party, postage prepaid, or (z) sent by e‑mail transmission to the receiving party, in each case, addressed to the receiving party at the following address:

(a)
if to Knowles, addressed to it at:

Knowles Corporation

1151 Maplewood Drive

Itasca, IL 60143

Attention: Robert Perna, Senior VP, General Counsel & Secretary

Email: [***]

with a copy (which shall not constitute notice) to General Counsel at Knowles

[***]

(b)
if to Syntiant addressed to it at:

Syntiant Corp.

7555 Irvine Center Drive, Suite 200

Irvine, CA 92618

Attention: Robert M. Saman, VP & General Counsel

Email: [***]

with a copy (which shall not constitute notice) to Syntiant legal at:

[***]

and such notice shall be deemed to have been given (i) if made by personal delivery, on the day it was personally delivered, (ii) if sent by courier or registered letter, on the fifth business day after mailing; provided, however, if at after the time of mailing of any such notice and prior to delivery, normal postal service is interrupted through strikes or other similar irregularities then such notice shall be deemed to have been received on the fifth business day following the resumption of normal mail service, and (iii) if sent by successfully transmitted email transmission, on the day it was sent by e‑mail transmission (provided, that the receipt of such e‑mail is confirmed by the receiving party). Any party may from time to time change its address for the purpose of receipt of any such notices by giving written notice of such change to the other party in the manner described.

ARTICLE XX.

GENERAL PROVISIONS

Section 20.01 Nothing contained in this Agreement shall constitute a joint venture or partnership between the parties hereto. It is agreed and understood that neither party is the agent, representative or partner of the other and neither party has any authority or power to bind or contract in the name of or to create any liability against the other in any way or for any purpose pursuant to this Agreement.

Section 20.02 Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. Any ambiguity in this Agreement shall be interpreted equitably without regard to which party drafted this Agreement or any provision thereof. The terms “this Agreement,” “hereof,” “hereunder” and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation” and “discretion” means sole discretion. Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing a person shall include a company or corporation and vice versa.

Section 20.03 The division of this Agreement into sections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

Section 20.04 Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary to give effect to the provisions of this Agreement.

Section 20.05 This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that the courts of Orange County, California, shall have sole and exclusive judicial jurisdiction to determine any matter arising under this Agreement that cannot be resolved by the parties directly. It is agreed and understood that any Purchase Order or other document related to the Services provided and/or Products delivered by Syntiant to Knowles during the term of this Agreement shall be subject to and governed by the terms of this Agreement.

Section 20.06 This Agreement, together with the Attachments hereto, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal. No amendment, supplement, restatement or termination of any provision of this Agreement is binding unless it is in writing and signed by each party to this Agreement.

Section 20.07 This Agreement ensures to the benefit of and binds the parties and their respective successors and permitted assigns.

Section 20.08 If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

(a)
The legality, validity or enforceability of the remaining provisions of this Agreement; or
(b)
The legality, validity or enforceability of that provision in any other jurisdiction.

Section 20.09 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either of the parties shall not constitute a waiver by such party of the right to pursue any other available remedy.

Section 20.10 No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties to this Agreement entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy, under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

Section 20.11 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, or other electronic transmission service shall be considered original executed counterparts for purposes of this paragraph, provided, that receipt of copies of such counterparts is confirmed.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the respective dates set out below.

Knowles Electronics (Suzhou) Co. Ltd.

By:	/s/ Daniel Giesecke
(Authorized Signing Officer)

Print Name: Daniel Giesecke

Job Title: Director and Legal Representative

Date: December 27, 2024

Syntiant Manufacturing (Suzhou) Co., Ltd.

By:
(Authorized Signing Officer)

Print Name: Paul Eugene Henderson

Job Title: Legal Representative

Date:

[Signature Page to MEMS Release Services Agreement]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the respective dates set out below.

Knowles Electronics (Suzhou) Co. Ltd.

By:
(Authorized Signing Officer)

Print Name: Daniel Giesecke

Job Title: Director and Legal Representative

Date:

Syntiant Manufacturing (Suzhou) Co., Ltd.

By:	/s/ Paul Eugene Henderson
(Authorized Signing Officer)

Print Name: Paul Eugene Henderson

Job Title: Legal Representative

Date: December 27, 2024

[Signature Page to MEMS Release Serivce Agreement]

Attachment 1

1.
SERVICES PROVIDED BY SYNTIANT TO PRODUCE THE PRODUCT
a.
Syntiant will procure the MRO materials needed to process MEMS wafers thru the MEMS Semi Finished Goods Release Process
b.
Syntiant will provide the equipment, energy and labor to process the MEMS wafers thru the MEMS Semi Finished Goods Release Process
c.
Syntiant will handle, unpack, inspect, pack and ship the MEMS wafers processed through the MEMS Semi Finished Goods Release Process to Knowles.
d.
MEMS Semi Finished Goods Release Process Definition:

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2.
PRODUCT LIST AND INITIAL PRICES
a.
The initial quote is based on current volume and cost structure. It’s valid for at least 90 days. Syntiant reserve the right to revise the quote when the basis of the quote is changed.

Part Number	Cost (USD)*
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*pricing to be negotiated